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10.09

                                    EXHIBIT 1

                          Independent Auditors' Consent



We consent to the use of our report for the year ended December 31, 2001, from September 20, 2000 (inception) to December 31, 2000, and from September 20, 2000 (inception) to December 31, 2001, dated March 22, 2002, relating to the financial statements of International Manufacturers Gateway, Inc. (predecessor of Dtomi, Inc.) included herein on the registration statement of Dtomi, Inc on Form SB-2, as amended, and to the reference to our firm under the heading "Experts" in the prospectus.

Our report, dated March 22, 2002 contains an explanatory paragraph that states that International Manufacturers Gateway, Inc., has ceased operations, liquidated substantially all assets, and is in default on certain related party notes payable and on certain notes payable to banks which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.





SALBERG  &  COMPANY,  P.A.
Boca  Raton,  Florida
January  9,  2003


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